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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Reunion Industries, Inc. of our report dated March 17, 1999 relating to the financial statements of Reunion Industries, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."


/s/ PricewaterhouseCoopers LLP
------------------------------
    PricewaterhouseCoopers LLP


New York, NY
March 31, 1999